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                                    Delaware
                                The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LCS GROUP, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JULY, A.D. 2003, AT l0:58 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
RENT COUNTY RECORDER OF DEEDS.

                                   /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3680548 8100                                             AUTHENTICATION: 2522929
030456138                                                         DATE: 07-11-03

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State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 11:02 AM 07/11/2003
                                                     FILED lo:58 AM 07/11/2003
                                                   SRV 030456138 - 3680548 FILE

                           CERTIFICATE OF INCORPORATION
                                       OF
                                LCS GROUP, INC.

         FIRST: The name of this corporation in LCS GROUP, INC.

         SECOND: Its registered office in the State of Delaware is to be located at 615 South DuPont Highway, Dover DE 19901, County of Kent. The registered agent in charge thereof is National Corporate Research, Ltd. address "same as above".

         THIRD: The nature of the business and, the objects and purpose proposed to be transacted, promoted and carried on, to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, via:

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The amount of the total authorized capital stock of this corporation is divided into 50,000,000 shares of stock at .001 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Ida Borovoy, 225 West 34tb Street, New York, New York 10122.

         SIXTH: The Directors shall have power to make and to alter or amend the By-Laws to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount upon the property and franchise of the Corporation.

         With the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any number, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders: and no stockholder shall have any right of inspecting any account,


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or book or document of this  Corporation,  except as confirmed by the law of the
By-Laws, or by resolutions of the stockholders.

         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolutions of the stockholders or directors, except as otherwise required by the laws of Delaware.

         SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

         I, THE UNDERSIGNED for the purpose of forming a Corporation under the laws of the State of Delaware do make, file and record this Certificate and do certify that the facts are true and I have accordingly hereunto set my hand.

DATED: July 10, 2003

/s/ Ida Borovoy
    -------------------------
    Ida Borovoy, Incorporator